Exhibit 10.15

CONFIDENTIAL UNIVERSAL BIOSENSORS, INC. EQUITY UNDERWRITING TERM SHEET (Term Sheet)
1.	Investor	Viburnum Funds Pty Ltd (or its nominees or a special purpose investment trust) (Investor).
2.	Company	Universal Biosensors, Inc. (the Company).
3.	Underwriting

Investor offers to fully underwrite a A$10,000,000.00 (Underwritten Amount) non- renounceable entitlement offer of the Company’s ordinary equity at $0.15 per share with one attaching new option (on the same terms as the Options – see section 10) for every ordinary share issued under the offer (Entitlement Offer).

Any reference to ordinary equity, shares or securities in this Term Sheet includes CHESS Depositary Interests, where appropriate and as the context requires.

4.	Pricing

If the Company’s ASX listed CHESS Depositary Interests trade below $0.10 for any three consecutive days prior to the Special Meeting of stockholders to approve matters associated with the Entitlement Offer, then Investor has the right to reprice the Entitlement Offer. If mutual agreement between Investor and Company on any such repricing is not reached, Investor may terminate its underwriting without obligation.

5.	Sub-underwriting	Investor has the right but not the obligation to secure sub-underwriters for any portion of the Entitlement Offer shortfall.
6.	Final Documentation

This Term Sheet will be replaced by long form definitive transaction documentation incorporating the terms detailed in this Term Sheet in more detail and be on such other terms and conditions which are mutually acceptable to Investor and Company (acting reasonably and in good faith) (Final Documentation).

The Final Documentation must include:

(a) an underwriting agreement;
(b) option subscription agreements; and
(c) any other documents agreed between the Company and the Investor (each acting reasonably).
Both the Company and Investor agree to act reasonably and in good faith and use best endeavours to enter Final Documentation as soon as practicable following execution of this Term Sheet.
Investor will provide Company with an initial underwriting agreement incorporating terms of this Term Sheet as soon as practicable. reimburse the Investor for reasonable legal costs incurred in negotiation and execution of Final Documentation
7.	Legal Costs	Company will:
(a) pay the reasonable legal costs associated with drafting the Final Documentation; and
(b) reimburse the Investor for reasonable legal costs incurred in negotiation and execution of Final Documentation even if Final Documentation is not agreed or signed by the Company and Investor.
8.	Conditions Precedent

A condition precedent to the execution of, and which must be contained in Final Documentation is the Company obtaining all requisite consents and approvals, including regulatory and board approvals, including any ASX or ASIC waivers to the execution of the Final Documentation and the transactions contemplated by such Final Documentation.

The above condition precedent should not be considered exhaustive and other conditions precedent may be included in the Final Documentation, as agreed between the Investor and the Company (acting reasonably).

9.	Representations and warranties; undertakings and events of default

Final Documentation must contain standard representations, warranties and undertakings customary for a transaction of this nature for the funding of a listed company that are satisfactory to the Investor (acting reasonably).

Final Documentation must also include events of default that are customary for transactions of this nature and the inclusion must be to the Investor’s satisfaction, acting reasonably.

10.	Consideration

Company agrees to issue the Investor 13,849,567 options with an aggregate value equivalent to 5.0% of the Underwritten Amount for nil consideration concurrent with the issue of the Entitlement Offer shares, in consideration for the Investor offering to underwrite the Entitlement Offer to the Company (Options). Options will:

		(a)	each have a $0.20 exercise price;
		(b)	expire three years from their respective date of issue;
		(c)	be listed;
		(d)	vest upon issue;
		(e)	be exercisable in tranches of any number provided they are exercised within their expiry date; and
		(f)	each convert to one fully paid ordinary share in the Company on payment of the relevant exercise price.

The issue of Options will be subject to Shareholder approval and the terms and conditions set out in section 11. Where Options are not issued to the Investor, including where any required Company shareholder approval is not obtained, the Company agrees to pay the Investor 6.0% of the Underwritten Amount in cash, upon issuance of the Entitlement Offer shares.
11.	Terms and Conditions for the issue of shares and Options	Company will ensure, undertakes and warrants that in respect of all issues of Options and shares on conversion of Options:
		(a)	all shares issued will be fully paid ordinary shares, will rank pari-passu with all existing ordinary shares in the Company, and be issued within three business days of receipt of the relevant notice from Investor;
		(b)	it will within three business days of the conversion of the Options apply for shares to be quoted and tradeable on the ASX, including complying with any on-sale disclosure requirements and ASX Listing Rule requirements; and
		(c)	it will have sufficient capacity to issue the Options (and therefore the underlying shares upon exercise of the Options) under Listing Rules 7.1.
Further, the issue of the Options will additionally be subject to the following conditions:
		(a)	if the Company reconstructs its issued capital, the Options will be reconstructed in the same proportion as the issued capital is reconstructed; and
		(b)	the Company will give the Investor written notice the earlier of 20 business days prior to the closing date and five business days prior to the record date of any pro-rata issue, new issue, bonus issue or rights issue of shares in the Company, to enable the Investor to exercise the Options prior to that date and participate in the issue if the Investor chooses to do so.
12.	Transfer

Investor may sell or exercise the Options at any time after the grant of the Option and any shares issued on any conversion of any Options may be disposed or transferred by the Investor at any time, subject to any applicable regulatory trading restrictions.

13.	Binding	This Term Sheet is intended to be legally binding.
14.	Taxes	All payments by the Company must be made free and clear of any present or future taxes, withholdings or other deductions.

15.	Confidentiality	The terms of this Term Sheet are confidential, and the Company without the Investor’s prior consent may not disclose to any other person:
		(a)	the existence of or terms of this Term Sheet;
		(b)	and any information provided by one party to the other not already in public domain prior to the Term Sheet being signed, except:
		(a)	as required by law or the rules of any stock exchange;
		(b)	to establish a defense in any legal or regulatory proceeding or investigation; or
		(c)	to its professional advisers for the purpose of obtaining advice on the matters the subject of this Term Sheet.
16.	Governing Law	This Term Sheet and the Final Documentation will be governed by the laws of Western Australia.

Viburnum Funds Pty Ltd has much pleasure in providing this equity underwriting offer to the Company on the terms contained in this Term Sheet. We look forward to acceptance of it by the Company.

Executed by Viburnum Funds Pty Ltd ACN 126 348 990 in accordance with Section 127 of the Corporations Act 2001

/s/ Craig Coleman	☐	/s/ David St Quintin
Signature of director		Signature of company secretary

Craig Coleman		David St Quintin
Name of director (print)		Name of company secretary (print)

The offer to make available the Funding Facility on the terms of this Term Sheet is accepted by Universal Biosensors, Inc ARBN 121 559 993.

Executed by Universal Biosensors, Inc ARBN 121 559 993 in accordance with Section 127 of the Corporations Act 2001

/s/ John Sharman	☐	/s/ Salesh Balak
Signature of CEO		Signature of director/company secretary
(Please delete as applicable)

John Sharman		Salesh Balak
Name of CEO (print)		Name of director/company secretary (print)